UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 2, 2023

TIMKENSTEEL CORPORATION (Exact name of registrant as specified in its charter)

Ohio	1-36313	46-4024951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, SW, Canton, OH 44706
(Address of Principal Executive Offices) (Zip Code)

(330) 471-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	TMST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2023, the Board of Directors (the "Board") of TimkenSteel Corporation (the “Company”) voted to increase the size of the Board from ten directors to eleven directors and appointed Jamy P. Rankin as a director of the Company, effective immediately, filling the vacancy on the Board. Ms. Rankin was appointed to serve as a member of the Audit Committee of the Board.

The Board has determined that Ms. Rankin meets all of the standards for independence under the regulations of the Securities and Exchange Commission and Rule 303A of the New York Stock Exchange Listed Company Manual, that she is financially literate as required under Rule 303A of the New York Stock Exchange Listed Company Manual and that she is free of any material relationships with the Company other than through her service as a director.

Ms. Rankin is the retired president and chief executive officer of Ford Component Sales, LLC (a wholly owned subsidiary of Ford Motor Company and the sole arm of the Ford Motor Company authorized to sell genuine Ford components and assemblies to original equipment manufacturers and the aftermarket). Previously, she held various leadership roles at Ford Motor Company, including as global director of strategy and vehicle personalization and executive director of dealer development. Prior to joining Ford, Ms. Rankin led marketing and sales organizations at Case New Holland and Navistar. Ms. Rankin brings to the Board significant manufacturing and automotive experience with expertise in strategic planning, marketing, sales and operations.

Ms. Rankin will be compensated in accordance with the Company’s standard compensation policies and practices for the non-employee, independent members of the Board, the components of which were disclosed in the Company’s most recent Proxy Statement filed with the Securities and Exchange Commission on March 13, 2023.

There are no arrangements or understandings between Ms. Rankin and any other person pursuant to which she was appointed to the Board. Further, Ms. Rankin is not a participant in any related party transaction required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMKENSTEEL CORPORATION

Date: August 2, 2023	By:	/s/ Kristopher R. Westbrooks
Kristopher R. Westbrooks
Executive Vice President and Chief Financial Officer